UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report – May 11, 2007

CHEMOKINE THERAPEUTICS CORP.

(Exact name of registrant as specified in charter)

Delaware	333-117858	33-0921251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Agronomy Road, Suite 405 University of British Columbia Vancouver, British Columbia	V6T 1Z3
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (604) 822-0301

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

May 11, 2007 Chemokine Therapeutics Corp. announced that Dr. Anthony Tolcher, Director of Clinical Research at START (South Texas Accelerated Research Therapeutics), has joined its oncology Clinical Advisory Board.  Comprised of leading oncologists and translational researchers, Chemokine’s advisory boards play an important role in guiding and participating in Chemokine’s clinical development programs.

ITEM 9.01. Financial Statements and Exhibits.

a.

Not applicable.

b.

Not applicable.

c.

Exhibits.

Exhibit Number	Description of Exhibit
99.1

May 11, 2007 Chemokine Therapeutics Corp. announced that Dr. Anthony Tolcher, Director of Clinical Research at START (South Texas Accelerated Research Therapeutics), has joined its oncology Clinical Advisory Board.  Comprised of leading oncologists and translational researchers, Chemokine’s advisory boards play an important role in guiding and participating in Chemokine’s clinical development programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 11, 2007	Chemokine Therapeutics Corp., a Delaware corporation By: /s/ Bashir Jaffer Bashir Jaffer, Chief Financial Officer

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Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

DR. ANTHONY TOLCHER JOINS CHEMOKINE’S CLINICAL ADVISORY BOARD

Vancouver, BC (May 11, 2007) – Chemokine Therapeutics Corp. (the “Company”) (TSX:CTI, OTCBB:CHKT), a biotechnology company developing chemokine-based therapies to treat cancer, blood disorders, and vascular diseases, today announced that Dr. Anthony Tolcher, Director of Clinical Research at START (South Texas Accelerated Research Therapeutics),  has joined its oncology Clinical Advisory Board.  Comprised of leading oncologists and translational researchers, Chemokine’s advisory boards play an important role in guiding and participating in Chemokine’s clinical development programs.

“We believe Dr. Tolcher’s experience and breadth of knowledge in oncology and clinical trial design will benefit and enhance our cancer research and clinical programs,” stated Dr. Guy Ely, Chief Medical Officer for Chemokine Therapeutics.

About Anthony Tolcher, M.D.

In addition, to his position as the Director of Clinical Research at START, Dr. Tolcher is also a Clinical Professor of Medicine in the Division of Medical Oncology at The University of Texas Health Science Center at San Antonio.  Dr. Tolcher was the Director of Clinical Research at the Cancer Therapy and Research Center (CTRC) in San Antonio from 2003 until April 2007, and served as the Associate Director at the CTRC from 1999 to 2003.  Dr. Tolcher’s major interest is in the development of new anticancer agents. He was a Fogarty Fellow at the National Institute of Health, and received both the Murray Muirhead Award for humanitarian and academic excellence and the Goel Prize in Medicine for excellence in the Clinical Disciplines.  He is a Fellow of the Royal College of Physicians of Canada, a Diplomate of the American Board of Internal Medicine and Medical Oncology, and a member of the American College of Physicians and the American Society of Clinical Oncologists.  He is an Associate Editor of the The Journal of New Anticancer Agents and he is a scientific grant reviewer for the National Cancer Institute of Canada.  Dr. Tolcher has authored numerous publications, including 38 peer reviewed publications, 26 Conference Proceedings, and 5 book chapters.  He serves as a reviewer for the following journals: Anti-Cancer Drugs, Journal of Clinical Oncology, Annals of Oncology, Cancer Research, Clinical Cancer Research, Clinical Lung Cancer, and Clinical Prostate.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs in the field of chemokines. Chemokines are a class of signaling proteins which play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection as well as tissue repair and regeneration. Chemokines also have an important role in cancer metastasis and growth. Chemokine Therapeutics is a leader in research in the field of chemokines and has several products in various stages of development.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

 For further information contact:

Chemokine Therapeutics Corp. Mr. Don Evans Director of Public Relations Phone: (604) 822-0305 or 1-888-822-0305 Fax: (604) 822-0302 E-mail: devans@chemokine.net Internet: www.chemokine.net	Equicom Group Joanna Longo Investor Relations Phone: (416) 815-0700 ext. 233 Fax: (416) 815-0080 E-mail: jlongo@equicomgroup.com